UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth below in Item 3.02 (Unregistered Sale of Equity Securities) is incorporated into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities

On September 12, 2017, Document Security Systems, Inc. (the “Company”) and Hengfai Business Development Pte Ltd. (“HBD”) entered into a Securities Exchange Agreement (the “Agreement”) whereby the Company agreed to issue and sell to HBD 683,000 shares of its common stock, par value $0.02 per share (the “Common Stock”), in exchange for 21,196,552 ordinary shares (the “SED Shares”) of Singapore eDevelopment Limited (“SED”), a company incorporated in Singapore and publicly-listed on the Singapore Exchange Limited. The SED Shares, owned by HBD, plus an assignment of an existing three-year warrant to purchase up to 105,982,759 ordinary shares of SED, also owned by HBD, having an exercise price of SGD$0.040 per share, will be delivered to the Company within fifteen business days of the date of the Agreement.

The Agreement contains a lock-up provision which precludes either party from selling the stock that each has acquired pursuant to the Agreement for a period of two years. The Agreement also contains customary representations and warranties made by each of the Company and HBD.

One of the directors of the Company, Mr. Heng Fai Ambrose Chan, is a related party to each of the Company, HBD and SED.

The Common Stock issued in connection with the Agreement (the “Securities”) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. The Securities may not be offered or sold by HBD in the United States in the absence of an effective registration statement or an applicable exemption from registration requirements.

The Securities Exchange Agreement is filed as Exhibit 10.1 to this report. The foregoing summary description of the terms of the Securities Exchange Agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 8.01 Other Events

As a result of this reported transaction and the unregistered sales of equity securities reported on Form 8-K on September 6, 2017 and September 8, 2017, respectively, the Company has increased its stockholders’ equity by an aggregate of approximately $1,455,000. On a pro-forma basis as of June 30, 2017, on which date the Company reported Total Stockholders’ Equity of $3,060,524, the Company will have Total Stockholders’ Equity of approximately $4,516,000 after adding these sales of equity. This pro-forma Total Stockholders’ Equity exceeds the NYSE American LLC’s continued listing requirement of stockholders’ equity. On April 1, 2016, the Company was notified by the NYSE American LLC that it was not in compliance with the stockholders’ equity continued listing standards set forth in Section 1003(a)(ii) of the NYSE American LLC Company Guide (the “Company Guide”). In order to maintain our NYSE American LLC listing for our common stock, the Company was required to submit a plan of compliance by May 2, 2016 addressing how it intended to regain compliance with Section 1003(a)(ii) of the Company Guide by October 2, 2017. The Company submitted its plan within the required timeframe. Subject to review by the NYSE American LLC, the Company may be deemed back in compliance with the NYSE American LLC’s continued listing standards.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Exchange Agreement, dated September 12, 2017, between Document Security Systems, Inc. and Hengfai Business Development Pte Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: September 15, 2017	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer